EXHIBIT 99.1

PEACE OIL UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On June 28, 2007, Surge Global Energy, Inc. (“Surge”) completed the previously announced disposition of substantially all of the assets of its indirect wholly-owned subsidiary, Peace Oil Corp. (“Peace Oil”), including Peace Oil’s undivided 30% working interest in 135 square miles (86,400 acres) of oil sands leases in the Red Earth area of Alberta, Canada (the “Red Earth Leases”), to North Peace Energy Corp., a Canadian oil sands company listed on the TSX Venture Exchange (“North Peace”). The transaction (the “Transaction”) was completed pursuant to the terms of an Agreement of Purchase and Sale (the “Agreement”) dated June 25, 2007 between Surge, Peace Oil and North Peace.

The aggregate consideration for the Transaction is approximately CDN$20,000,000, subject to an adjustment limited to CDN$250,000 within six months of the closing date as set forth in the Agreement. The Transaction consideration consists of approximately CDN$15,000,000 in cash, including a CDN$4,500,000 deposit and CDN$5,000,000 in common shares of North Peace at a price of CDN$2.20 per share. The common shares are subject to a contractual one-year hold period and represent approximately 4.87% of the fully diluted shares of North Peace.

As part of the Agreement, Peace Oil and North Peace made certain representations and warranties to each other and agreed to indemnify the other for certain losses provided therein. In addition, Surge agreed to guarantee and be jointly and severally liable for Peace Oil’s obligations and liabilities under the Agreement.

As disclosed in Surge’s Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2007, Surge, Peace Oil and North Peace entered into a binding Letter Agreement in connection with the Transaction on June 13, 2007. Peace Oil and North Peace were parties to a Joint Venture Agreement dated December 2005 (“Joint Venture Agreement”) to develop and exploit the Red Earth Leases. The Joint Venture Agreement provided that Peace Oil and North Peace were to hold 30% and 70% working interests in the Red Earth Leases, respectively. Upon closing of the Transaction, North Peace obtained all of Peace Oil’s interest in the Red Earth Leases.

The Pro forma Unaudited Financial Statements have been prepared by management of Surge in order to present consolidated financial position and results of operations of Surge as if the disposition had occurred as of March 31, 2007 for the pro forma condensed balance sheet. The pro forma condensed consolidated statement of losses was prepared for the three months ended March 31, 2007 as well as the period from January 1, 2005 (date of inception for Surge) through March 31, 2007 as if the disposition occurred on the first day of the period presented.

The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the disposition been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction the Surge’s previously filed Current Report on Form 8-K, dated June 13, 2007, and the previously filed Annual Report on Form 10-KSB, and the historical financial statements and accompanying notes of the Company included in this Current Report on Form 8-K/A.

No pro forma financials were presented for the year ended December 31, 2006 since the acquisition of Peace Oil was closed on March 2, 2007.

SURGE GLOBAL ENERGY INC. (A DEVELOPMENT STAGE COMPANY) UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET MARCH 31, 2007

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Cash	$683,438	$14,133,150	(1)	$9,967,790
		(4,848,798)	(2)
Other current assets	26,762	-		26,762
Total Current Assets	710,200	9,284,352		9,994,552

Property and equipment, net	21,436	-		21,436
Investment in Signet	4,329,476	-		4,329,476
Investment in Peace Oil	14,443,011	(14,443,011)	(1)	-
Investment in North Peace Energy	-	4,711,050	(1)	4,711,050
Total Assets	$19,504,123	$(447,609)		$19,056,514

LIABILITIES AND SHAREHOLDER EQUITY
Accounts Payable	$989,918	-		$989,918
Cash Advances from Joint Venture Partner	316,316	-		316,316
Note Payable	4,848,798	(4,848,798)	(2)	-
Redeemable Preferred Shares	8,654,700	-		8,654,700
Income Tax Payable	-	1,760,476	(1)	1,760,476

Total Current Liabilities	14,809,732	(3,088,322)		11,721,410

Stockholders’ Equity
Common Stock	30,970	-		30,970

Additional paid-in capital	43,070,190	368,000	(3)	43,438,190
Accumulated other comprehensive income(loss)	140,183	-		140,183
Accumulated deficit	(12,337,512)	-		(12,337,512)
Deficit from inception of development stage	(26,209,440)	2,640,713	(1)	(23,936,727)
		(365,000)	(3)
Total stockholders’ equity	4,694,391	2,640,713		7,335,104
Total liabilities and stockholders’ equity	$19,504,123	$(447,609)		$19,056,514

SURGE GLOBAL ENERGY, INC. (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES

	January 1, 2005 (date of inception for Surge) through March 31, 2007
	As Presented	Adjustments		Pro Forma
Revenue	$-	$-		$-
Income (loss) from operations	(25,125,252)	6,560	(4)	(25,118,692)
Loss from operations before income taxes and minority interest	(29,888,536)	6,560	(4)	(29,881,976)
Loss applicable to minority interest	3,679,096	-		3,679,096
Net income (loss)	$(26,209,440)	$6,560		$(26,202,880)
Other comprehensive income (loss): foreign currency translation	140,183			140,183
Loss available to common stockholders	$(26,069,257)	$6,560		$(26,062,697)

Loss per common share (basic and diluted)	$(1.01)	$-		$(1.01)

Weighted average shares outstanding
- Basic	25,823,250	-		25,823,250
- fully diluted	25,823,250	-		25,823,250

SURGE GLOBAL ENERGY, INC. (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF LOSSES

	For the Three Months Ended March 31, 2007
	As Presented	Adjustments		Pro Forma
Revenue	$-	$-		$-
Total operating expenses	(1,265,733)	6,560	(4)	(1,259,173)
Loss from operations before income taxes	(1,552,139)	6,560		(1,545,579)
Net income (loss)	$(1,552,139)	$6,560		$(1,545,579)
Other comprehensive income (loss): foreign currency translation	(13,417)	-		(13,417)
Loss available to common stockholders	$(1,565,556)	6,560		$(1,558,996)

Loss per common share
- basic	$(0.05)	-		$(0.05)
- fully diluted	$(0.05)	-		$(0.05)

Weighted average shares outstanding
- basic	30,838,393	-		30,838,393
- fully diluted	30,838,393	-		30,838,393

SURGE GLOBAL ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Proforma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of Surge Global Energy, Inc. as if the disposition had occurred as of March 31, 2007 for the pro forma condensed balance sheet. The pro forma condensed consolidated statement of losses was prepared for the three months ended March 31, 2007 as well as the period from January 1, 2005 (date of inception for Surge) through March 31, 2007 as if the disposition occurred on the first day of the period presented.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of March 31, 2007 and the pro forma condensed consolidated statement of operations for the year ended March 31, 2007 as well as the period from January 1, 2005 (date of inception) through March 31, 2007.

(1)
Debit Cash	$14,133,150
Debit Investment in North Peace Energy	$4,711,050
Credit Income Taxes Payable		$1,760,476
Credit Investment in Peace Oil		$14,443,011
Credit Gain on Sale of Asset, net of income tax provision		$2,640,713

As disclosed in our June 15, 2007 8-K filing, to record the CDN$20 million in total consideration consisting of CDN$15 million cash and CDN$5 million in North Peace Energy equity as well as the resulting gain on sale of asset and related income tax liability. Amounts in the above pro forma are presented in US dollars.

(2)
Debit Notes Payable	$4,848,798
Credit Cash		$4,848,798

To record accelerated cash payments in accordance with the terms of the Peace Oil note payable.

(3)
Debit Warrant expense	$368,000
Credit Additional Paid-In Capital		$368,000

To expense the fair value of 1 million warrants related to the repayment of the Peace Oil note obligations. Black Scholes valuation assumes an exercise price of $1.00, a three year life, risk-free interest rate of 5.10% , expected volatility of 162% , dividend payout of zero and a closing stock price of $047 on June 13, 2007.

(4)
To eliminate Peace Oil SG&A expense incurred in the three months ended March 31, 2007 of $6,560 representing the period March 2, 2007 through March 31, 2007,